SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                             ----------------------


                                    Form 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 22, 2000


                            VALENCE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-20028                  77-0214673
(State or Other Jurisdiction         (Commission               (IRS Employer
       of Incorporation              File Number)           Identification No.)


                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015
                    (Address of Principal Executive Offices)


                                 (702) 558-1000
                         (Registrant's Telephone Number)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

         During June 2000 the Company entered into separate private placement funding arrangements with Acqua Wellington Value Fund Ltd. ("Acqua Wellington"), an institutional investor, and Carl E. Berg ("Mr. Berg"), a principal stockholder and director of the Company, for an equity investment commitment totaling $25 million. Acqua Wellington funded $12.5 million on June 29th by the purchase of 846,665 shares of common stock and a warrant to purchase 169,333 shares, exercisable at $18.45 per share. The remaining $12.5 million is in the form of a binding commitment from Mr. Berg for funding through the fiscal year end. The draw down of this Berg commitment is at the Company's option. Only the institutional investor has registration rights on its shares. The Company has agreed to file a registration statement with respect to the Acqua Wellington shares, to be effective within 120 days of closing.

Item 7. EXHIBITS.

EXHIBIT NUMBER                       DESCRIPTION

     4.1 Form of Common Stock Purchase Agreement dated June 28, 2000 between the Company and Acqua Wellington Value Fund Ltd. for up to $12,500,000 Common Shares of the Company

     4.2  Form of Warrant dated June 28, 2000 to Acqua Wellington Value Fund
          Ltd.

     4.3 Form of Registration Rights Agreement dated June 28, 2000 between the Company and Acqua Wellington Value Fund Ltd.

     4.4 Letter of Intent dated June 22, 2000 between the Company and Carl E. Berg for up to $12,500,000 of Common Shares of the Company

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2000                            VALENCE TECHNOLOGY, INC.

                                         By:   /S/ JAY L. KING
                                             ----------------------------
                                             Jay L. King
                                             Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBITS


     4.1 Form of Common Stock Purchase Agreement dated June 28, 2000 between the Company and Acqua Wellington Value Fund Ltd. for up to $12,500,000 Common Shares of the Company

     4.2 Form of Warrant dated June 28, 2000 to Acqua Wellington Value Fund Limited

     4.3 Form of Registration Rights Agreement dated June 28, 2000 between the Company and Acqua Wellington Value Fund Ltd.

     4.4 Letter of Intent dated June 22, 2000 between the Company and Carl E. Berg for up to $12,500,000 of Common Shares of the Company